RULE 10f3 REPORT FORM
Record Of Securities Purchased
Under The Trust's Rule 10f3 Procedures

1.Name of Portfolio Neuberger Berman Strategic Income Fund
2.Name of Issuer Copano Energy LLC 8.125% 312016(CUSIP 217203AA6)

3.Date of Purchase 		January  31 2006

4.Underwriter from whom purchased 	 Bank of America

5.Affiliated Underwriter managing or participating in underwriting
syndicate 	LEH
6.Is a list of the underwriting syndicate's members attached?
Yes _X__    No  _____
7.Aggregate principal amount of purchase by all investment companies advised by the Adviser or Subadviser

$1.360 MM Face

8.Aggregate principal amount of offering 	$225 MM

9.Purchase price (net of fees and expenses) 	Par (100.000)

10.Date offering commenced 		13106

11.Offering price at close of first day on which any sales were made 101

12.Commission spread or profit  2 %		$ share

13.Have the following conditions been satisfied? Yes	     No

a.The securities are
  part of an issue registered under the Securities Act of 1933 which is being offered to the public
  Eligible Municipal Securities
  sold in an Eligible Foreign Offering or
  sold in an Eligible Rule 144A offering?
(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)


	____		____
	____		____
	____		____
	__X_		____


b.	(1)   The securities were purchased prior to the end of
the first day on which any sales were made at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except in the case of an Eligible Foreign Offering for any rights to purchase that are required by law to be granted to existing security holders of the issuer) OR
  Yes	No

_X__	 ____

	(2) If the securities to be purchased were offered for subscription upon exercise of rights such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


____	 ____
c.	The underwriting was a firm commitment
underwriting?
	_X__		____
d.	The commission spread or
profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period
 (see Attachment for comparison of spread with comparable recent offerings)?



_X__		____
e.	The issuer of the securities except for
Eligible Municipal Securities and its predecessors have been in continuous operation for not less than three years?

__X_		____
f.	(1)  The amount of the securities other
than those sold in an Eligible Rule 144A Offering (see below) purchased by all of the investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering OR

	(2) If the securities purchased were sold in an Eligible Rule 144A Offering the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of

(i)	The principal amount of the offering of such class sold by
underwriters or members of the selling syndicate to qualified institutional buyers as defined in Rule 144A(a)(1) plus

(ii)	The principal amount of the offering of such class
in any concurrent public offering?



	___		____

	__X_		____
g.        (1)      No affiliated
underwriter of the Trust was a direct or indirect participant in or beneficiary of the sale OR
(2)   With respect to the purchase of Eligible Municipal
Securities such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

__X_	____



____	____



h.	Information has or will be timely supplied to the appropriate officer of the Trust for inclusion on SEC Form NSAR and quarterly reports to the Trustees?
Yes	  No



	 _X__		____

Approved				Date


RULE 10f3  REPORT FORM
Additional Information for paragraph
(d)  commission or spread  comparable recent offerings

Comparison 1
Comparison 2
Comparison 3
Comparison 4
Comparison 5
Security
__Galaxy
Entertainment Finance 9.875% 121512 _____
Targa Resources 8.5% 11113

______________
______________
______________
______________
______________
______________
Date Offered
__12705____________
__101805
______________

______________
______________
Offering Price
___100___________

_____100_________
______________
______________
______________
Spread
 ($)
______________
______________
______________
______________

______________
Spread (%)
_____2.0%______
___2.5%
______________

______________
______________
Type of Security
____144A ___
______________
_____144A_______
______________
______________
______________
______________
______________
______________
______________
Rating or Quality
__B1B+_________
______________
____B2B
______________
______________
______________
______________
______________
______________
______________
Size of Issue
_____350 MM___
____250 MM_____

______________
______________
______________
Total Capitalization of Issuer

____

____

______________

______________

______________







Note	Minimum of two comparisons must be completed for each purchase.


2


Attachment